Exhibit 10.
                         Shareholding Transfer Agreement
                                  (Translation)

This Agreement is signed on the 23rd day of May 2003 by and among

Party A : IMOT Information Technology (Shenzhen) Ltd.;

Party B : Shanghai Newray Business Development Co., Ltd.;

Regarding : Shanghai Newray Photographic Equipment Co., Ltd.

WHEREAS, Intermost Corporation ("IMOT") is a company listed on the NASDAQ OTC Bulletin Board. IMOT Information Technology (Shenzhen) Ltd. ("Shenzhen IMOT"), established in Shenzhen, is a wholly-owned subsidiary of IMOT.

WHEREAS, Shanghai Newray Business Development Co., Ltd. ("Newray") is an enterprise entity incorporated in accordance with the laws and regulations in China. Newray was registered with the Shanghai Administrative Bureau of Industry and Commerce with Business License no. of 3101142021079 and has registered capital of Rmb5,000,000. Its major businesses include conventional and digital image processing and sale of video and photographic equipment. Newray has a sales network of over 200 photo-finishing and photographic equipment retail outlets, as well as a number of clients in photographic equipment sales.
Shanghai Newray Photographic Equipment Co., Ltd. ("SNPE") is a company 75.5% owned by Newray.

WHEREAS, Party B agrees to sell to IMOT Information Technology (Shenzhen) Ltd. or any party designed by IMOT Information Technology (Shenzhen) Ltd 51% shareholding in SNPE.

WHEREAS, other shareholders have unconditionally waived their preferential purchase right for the abovementioned 51% shareholding in SNPE.

NOW AND THEREFORE, all parties have agreed on the following:

ARTICLE 1     DEFINITIONS

In this Agreement, words and expression shall bear the respective meanings as follows, unless the context otherwise requires:

1.1 "Shareholding Transfer" refers to the transaction that Shanghai Newray Business Development Co., Ltd. transfers its 51% shareholding in Shanghai Newray Photo graphic Equipment Co., Ltd. to Shenzhen IMOT or a party designated by Shenzhen IMOT and consequently Shenzhen IMOT shall become beneficial owner of 51% shareholding of Shanghai Newray Photgraphic Equipment Co., Ltd.

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1.2      "Completion  Date"  refers  to the date  when  SNPE has  completed  the registration procedures with Shanghai City Administration Bureau of Industry and Commerce regarding the transfer of shareholding.

ARTICLE 2     PROCEDURES FOR SHARES TRANSFERS

Within 30 days after the date of this Agreement, Party A shall work with Party B to handle all the registration and approval application procedures with relevant government authorities.

ARTICLE 3     CONSIDERATION OF AND PAYMENT FOR THE SHAREHOLDING TRANSFER

Consideration for the Shareholding Transfer

3.1 Party A shall pay to Party B Rmb200,000 upon signing of this Agreement as compensation for Party B's development costs incurred.

3.2 Consideration for the Shareholding transfer shall be 4,000,000 shares of IMOT's common stock.

Within 60 days after the completion Date, Party A shall complete the issuance and delivery of the abovementioned IMOT common stock to Party B.

ARTICLE 4     REPRESENTATIONS AND WARRANTIES

4.1 Party A undertakes to complete the delivery of the abovementioned IMOT common stock within 60 days from the Completion Date.

4.2 Party B undertakes that annual turnover of SNPE shall be no less than Rmb20 million and annual net profit shall be no less than Rmb2 million within 3 years from the Completion Date. Upon Completion Date, SNPE shall gradually restructure Newray's sales network. Newray shall pay management fees to SNPE. Party B shall forward the existing customers list of its photographic equipment business to SNPE. Respective revenue and profit of such business shall be deemed to be revenue and profit of SNPE.

4.3 Party B undertakes that it is the legitimate owner of the shareholding to be transferred to Party A as stipulated in Article 2 of this Agreement, and it has full and valid right of transfer and assignment of such shareholding. Party B undertakes that the shareholding to be transferred is free from all mortgages charges, liens, encumbrances and y other adverse claims and interests. Otherwise, Party B shall undertake to be liable for all economic and legal liabilities incurred.

4.4 Upon execution of this Agreement, both parties shall ensure the stability of the organization and management structure of SNPE. Unless being approved by SNPE's board of directors, an party shall not make any decisions which would materially affect the implementation of this

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         Agreement  (including  but not limited to important  matters  which may affect the financial or operating performance of SNPE, or may limit or assume any liabilities on SNPE, such as borrowing money, providing guarantee, identifying important cooperation partners, signing material contract, or sale of its assets.

4.5 Party B undertakes to ensure SNPE shall coordinate with Party A in its filing of annual, quarterly or other reports with the Securities and Exchange Commission in the U.S. SNPE shall also submit to Party A the financial statements for the previous month within the first 10 days of each month.

4.6 Both parties guarantee that the liabilities which SNPE undertakes shall only confine to the extent which has already been disclosed and confirmed by both parties. Except for that, SNPE shall have no other undisclosed debts or liabilities.

4.7 Both parties are enterprises entities duly incorporated in China and shall have all necessary power and authorities to sign, execute and implement this Agreement. Both parties undertake this Agreement has been duly and validly executed and delivered by both parties and constitutes a valid and binding agreement for both parties.

4.8 Party A undertakes that IMOT has the listing status on Nasdaq and its shares are in normal trading condition.

4.9 Both parties undertake to assist SNPE to reform its finance, management and marketing systems so as to enhance its profitability.

ARTICLE 5     SPECIAL PROVISIONS

5.1 A board of directors meeting of SNPE shall be convened by Party A within one month after the date of this Agreement and shall appoint three persons nominated by Party A as directors of SNPE. Two persons nominated by Party B shall also be appointed as directors. The new board of directors shall have five directors.

5.2 Party B agrees to work with Party A to handle all the registration and approval application procedures with relevant government authorities.

5.3 Party A agrees to assist Party B to improve its internal management, financial management and market development. It shall put in resources to expand the existing 200 sales outlets of Party B. The expanded sales outlets network shall belong to SNPE and all the revenue generated shall also belong to SNPE.



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ARTICLE 6     BREACH OF CONTRACT

6.1 Should Party A be unable to deliver to Party B the IMOT shares within 60 days after the Completion Date as stated herein, Party A shall pay a penalty of Rmb1,000,000 to Party B.

6.2 Should SNPE be unable to attain an annual turnover of Rmb20 million and net profit of Rmb2 million, Party A shall pay a penalty of Rmb1,000,000 to Party A or shall return all the 4,000,000 shares of IMOT common stock to Party A.

6.3 The 4,000,000 shares of IMOT common stock to be issued by Party A to Party B shall be free trading after one year from their date of issuance. Should those shares be unable to trade normally by then, Party A shall pay Rmb1,000,000 to Party B as compensation.

6.4 If any party is in breach of any of the representations, undertakings or warranties it has made in this Agreement and has caused loss to the other party, or has incurred any loss on the other party or SNPE because of any debts, liabilities or disputes which have not been disclosed prior to the Completion Date, the responsible party shall pay damages to other party. All requests for payment of damages shall be make in writing and shall include reasonable and detailed description of the matter which has caused the damages.

ARTICLE 7     TAX

         Any taxes incurred in respect of the shareholding transfer shall be borne by SNPE.

ARTICLE 8     APPLICABLE LAWS AND SETTLEMENT OF DISPUTES

8.1 The formation, execution and interpretation of this Agreement shall be governed by the laws of China.

8.2 Any dispute arising from the execution of, or in connection with, this Agreement shall be settled through friendly consultant between both parties. In case no settlement can be reached through consultation, either party shall have the right to submit the dispute to Shanghai People' Court for arbitration.

8.3      During  the   arbitration,   this  Agreement   shall  be  executed  and
         implemented continually by both parties except for the matters in dispute.

ARTICLE 9     OTHER PROVISIONS

9.1 This Agreement shall constitutes the entire agreement and shall supersede all other prior agreements and undertakings, both written and oral, between both parties with respect to the subject hereof.

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9.2      This  Agreement  may be amended,  modified or  supplemented  only by an instrument in writing executed by the authorized representatives of all parties.

9.3 Unless otherwise required by the State Government which will be handled in accordance with relevant regulations, Party A and Party B shall be responsible for their own expenses incurred in relation to the negotiation, drafting, execution and implementation of this Agreement.

Signed by:

Party A : IMOT Information Technology (Shenzhen) Ltd.

Party B : Shanghai Newray Business Development Co., Ltd.